SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2004

CORVIS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On September 1, 2004, Corvis Corporation completed its acquisition of Focal Communications Corporation. As a result of the merger, Focal is now a wholly owned subsidiary of Corvis. Focal is a facilities-based, national, integrated, communications provider serving enterprises, carriers and resellers with dedicated local sales and support, a national network, and voice and data solutions tailored to meet customer needs. Focal offers its customers dedicated and switched local service, long distance, toll-free, international long distance, international toll-free, Internet access and private networking, collocation space, integrated voice and data circuits, audio conferencing, and calling card services. Through its subsidiaries, Focal is authorized to provide local and long distance services in 19 states and the District of Columbia.

The signing of the Agreement and Plan of Merger between Corvis, Corvis Acquisition Company, Inc. and Focal was announced in March 2004. The Merger Agreement provided for a purchase price of $210 million, reduced by amounts outstanding under certain credit agreements and certain capitalized lease obligations and increased by an interest factor accruing from the date that Focal satisfied the conditions to closing until the closing occurred. At the closing, the purchase price was determined to be $189 million. The merger consideration was shares of Corvis common stock valued between $1.266 and $2.954 depending on the average closing price per share of Corvis common stock for the 20 consecutive trading days ending three business days prior to the closing of the merger. Because the 20 trading day average was less than $1.266 per share, the per share valuation used at the closing was $1.266, with Focal stockholders receiving a total of 86,236,006 shares of Corvis common stock. The terms of the Merger Agreement were the result of arms-length negotiations between Corvis and Focal.

Prior to entering into the merger agreement, and prior to Corvis’ acquisition of Broadwing Communications LLC in June 2003, Broadwing and Focal entered into two prepaid capacity IRU agreements. The first agreement was executed in June 2001 and involved the purchase from Focal by Broadwing of local capacity in nine cities. The total value of the first agreement was $4.2 million. The second agreement was also executed in June 2001 and involved the purchase from Broadwing by Focal of capacity on five of Broadwing’s long-haul routes along with a credit account for additional Broadwing services. The total value of the second agreement was $6.4 million. Except as described in the previous sentence, Focal did not have any material relationships with Corvis or any of its affiliates, Corvis’ directors or officers or any associates of any of such directors or officers prior to entering into the Merger Agreement.

The foregoing description is not necessarily complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as an exhibit to this Form 8-K.

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Item 9.01 — Financial Statements and Exhibits

The following documents are filed as part of this report:

(a)	Financial Statements of Business Acquired

The require financial statements were included in Corvis’ registration statement on Form S-4 (File No. 333-116415).

(b)	Pro Forma Financial Information

The require financial statements were included in Corvis’ registration statement on Form S-4 (File No. 333-116415).

(c)	Exhibits

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORVIS CORPORATION

Date: September 8, 2004	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2004, among Corvis Corporation, Corvis Acquisition Company, Inc. and Focal Communications Corporation (attached as Annex A to the information statement/prospectus included in Corvis Corporation’s Registration Statement on Form S-4 (File No. 333-116415 and incorporated herein by reference).

99.1	Press Release dated September 2, 2004

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